UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
TCP CAPITAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Form of Email to Certain Unvoted Non-Objecting Beneficial Owners
(to be personalized with beneficial owners’ information)

Subject:  Time Sensitive - TCPC Proxy Voting Instructions

Dear _____,

According to our latest records, we have not received your voting instructions for the 2018 Annual Meeting of Stockholders of TCP Capital Corp. to be held on June 19, 2018.  Copies of the proxy materials can be found online at http://investors.tcpcapital.com/financial-information/annual-reports.  Your vote is extremely important, no matter how many shares you hold, because TCPC is a widely-held company.

For the reasons set forth in the Proxy Statement dated May 9, 2018, the Board of Directors recommends that you vote “FOR” all Proposals.  [Please note that all three of the leading independent proxy advisory firms, Institutional Shareholder Services (ISS), Glass Lewis and Egan Jones, have recommended voting “FOR” all Proposals.]

Please vote your shares today so TCPC can avoid additional solicitation expenses and potential delays.  If you do not have a copy of your proxy card, you may vote your shares by calling our proxy solicitor, DF King, at (866) 406-2287.  One of their representatives can take your vote over the phone.

Thank you for your trust and continued support,